DATED THIS 1st DAY OF August , 2023.

BETWEEN

GUAN KEE MACHINERY & EQUIPMENT (M) SDN BHD
(LANDLORD)

AND

AGAPE SUPERIOR LIVING SDN BHD
(TENANT)

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TENANCY AGREEMENT

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Premises:77 Jalan Molek 3/1,Taman Molek,81100 Johor Bahru,Malaysia
(Ground Floor of Three (3) Storey Shophouses).

TENANCY AGREEMENT

THIS AGREEMENT is made this day of 2023, **BETWEEN** the landlord whose name and particulars are stated in Section 1 of the First Schedule hereto (hereinafter called the "**Landlord**")of the one part AND the tenant whose name and particulars are stated in Section 2 of the First Schedule hereto (hereinafter called the "**Tenant**")of the other part.

<u>WHEREAS :-</u>

1. The Landlord is desirous of granting a Tenancy to the Tenant and the Tenant is desirous to take all that property bearing the address stated and of the type described in Section 3 of the First Schedule hereto(hereinafter referred to as **"Premises"**).

<u>NOW IT IS HEREBY AGREED</u> <u>as follow:-</u>

1. The Landlord agrees to let and the Tenant agrees to take the whole of the Premises for a term as stated in Section 4 of the First Schedule hereto (hereinafter called "the Term") commencing on or deemed to have commenced on the date stated in Section 5 of the First Schedule hereto (hereinafter called "the Commencement Date") subject to the terms and conditions hereinafter contained.

2. The Tenant shall pay to the Landlord monthly rental in the sum stated in Section 6 of the First Schedule hereto (hereinafter called "the Monthly Rental") and the first Monthly Rental is to be paid prior to or upon the execution of this Agreement and thereafter payable in advance without any deduction or set-off whatsoever, whether in equity or at law at the time as stated in Section 7 of the First Schedule.

3. The Tenant shall upon the execution of this Agreement to deposit a sum as stated in Section 8 of the First Schedule as the rental deposit and utility deposit (hereinafter called "the Deposit")and rental as security for the due observance and performance by the Tenant of the terms and conditions of this Agreement and upon the expiration of the full terms hereby created by the Landlord shall refund the Deposit without obligation to invest and free of interest to the Tenant less such sum as may then owing to the Landlord.

4. The Deposit shall not, without the prior written consent of the Landlord, be deemed to be payment of the rent in advance or be utilized to pay for the water gas power electricity telephone and all other public utilities of the Premises to be paid by the Tenant during the Term of the tenancy.

5. The Monthly Rental for the Premises shall be payable monthly in advance on or before the date stated in Section 7 of the First Schedule hereto.

6. The Tenant hereby covenants with the Landlord as follows:-

a) To pay in advance without any deduction the Monthly Rental on or before the date stated in Section 7 of the Schedule hereto.

b) Not to built any permanent structure or structures on the Premises.

c) Not to do permit cause or suffer to be done anything which shall or may infringe any of the laws, bye-laws, rules or regulations made by the Government, Local Council or any other competent authority in respect of or affecting the Premises but to observe such laws, bye-laws, rules and regulations and to indemnify the Landlord against all claims, actions, penalties and demands in respect thereof.

d) Not to use the Premises for any illegal unlawful or immoral purpose except for the purpose as stated in Section 9 of the First Schedule. The Tenant shall at all times during the term hereby created, observe and comply with all such requirements as may be imposed on the occupier by any Ordinance or Act of Parliament now or hereafter in force and any orders, rules, regulations requirements and notices thereunder. The Tenant shall indemnify and keep indemnified the Landlord against all actions, proceedings, claims costs, expenses arising from any failure or neglect by the Tenant to comply thereto.

e) At any time during the three (3) calendar months immediately preceding the determination of the term hereby created to permit intending tenants with written authority from the Landlord or its agents at all reasonable times of the day to enter and view the Premises.

f) Not at any time during the term of the Tenancy to assign or sublet or otherwise in any way part with the possession of the Premises or any part thereof to any person or persons.

g) Not to do or permit or suffer to be done upon the Premises anything which in the opinion of the Landlord may be a nuisance or annoyance to or in any way interfere with the quiet and comfort of the other occupants of other buildings in the locality.

h) Not to permit or use or store at anytime explosive or corrosive matter materials or any of its substances or kind, on the Premises.

i) To keep and maintain the Premises including all glass in the windows, all shutters, locks and fastening and the Furnishings as per the Inventory List attached herewith in good and tenantable repair and proper working order, fair wear and tear expected.

7. Landlord hereby covenants with the Tenant as follows:-

a) To pay and discharge all existing and future rates, taxes, assessments, maintenance charges and outgoings payable in respect of the Premises.

b) To permit the Tenant to peacefully hold use and enjoy the Premises during the currency of

this or any renewed period of tenancy without any interruption by the Landlord or any person rightfully claiming under or in trust for it provided that the Tenant punctually pays the rent hereby reserved and observes and performs the several covenants and stipulations herein contained.

8. **PROVIDED ALWAYS** it is hereby agreed between the parties as follows:-

a) If the rent or any part thereof or any payment payable to the Landlord as stated in this Agreement shall be unpaid for fourteen (14) days after becoming payable (whether the same have been formerly demanded or not) or if any of the Agreements or covenants herein expressed and on' the part of the Tenant to be performed or observed shall not be performed or observed or if the Tenant shall become bankrupt or wound-up whether compulsorily, or voluntarily or enter into any arrangement or composition with its creditors or suffer any distress or execution to be levied on its goods then and in any of the cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the Premises or any part thereof in the name of the whole, and thereupon this tenancy shall absolutely determine and the deposit shall be forfeited to the Landlord but without prejudice to the right of action of the Landlord in respect of any breach of the Tenant's covenants and agreements.

b) If at any time during the continuance of this Tenancy the Premises or any building or any part thereof shall be destroyed or damaged so as to become unfit for occupation or use by fire, tempest, earthquake, earth movement, landslide or other inevitable cause then the Tenant shall have the option to terminate the Tenancy or to continue and if the Tenant decides to proceed then the rent hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained (to be ascertained in the case of dispute by arbitration in the manner provided by the Arbitration Act, 1952 or any modification thereof in force at the time of dispute) shall be suspended and cease to be payable until the Premises or any Building thereof shall have been again rendered fit for habitation and use.

c) For the purpose of these present any act, the fault or omission of the agents or servants of the Tenant shall be deemed to be the act, default or omission of the Tenant.

d) Time wherever mentioned in the Agreement shall be the essence of this Agreement.

e) All stamp duty, registrations (if any) and legal fees in respect of this Agreement shall be borne by the parties in the manner as stated in Section 11 of the First Schedule hereto.

f) Any notice requiring to be served hereunder shall be in writing and shall be sufficiently served on the Tenant if delivered to them or forwarded to the Tenant by prepaid registered post or left at the Tenant's last known address and shall be sufficiently served on the Landlord if delivered to the Landlord or its agents or forwarded to the Landlord or its agents by registered post at the Landlord's or Landlord's agents last known address. Any

notice sent by registered post shall be deemed to have been served at the time or posting of the Notice.

g) This Agreement shall be binding upon the successors-in-title, assigns and legal representatives of the parties thereto.

h) In this Agreement where the context so admits the following expressions shall have the following meanings;-

(i) "the Landlord" shall include its successors-in-title and assigns.

(ii) "the Tenant" shall include its/his heirs as successors personal representatives and permitted assigns.

(iii) words importing the masculine genders include the feminine and neuter gender and words importing the feminine gender include the male and neuter gender.

(iv) words applicable to human beings includes any body or persons corporate or incorporate.

(v) words in the singular include the plural and vice versa.

9. It is hereby expressly agreed by the parties hereto that the First Schedule and the Second schedule hereto shall be read and construed to form part of this Agreement and that should there be conflicting inconsistent or repugnant term or terms, the term or terms contained and inserted in the Special Conditions as set out in the Second Schedule hereto shall prevail over the terms and conditions stipulated in this Agreement.

10. In the event that this tenancy shall be determined by the Tenant before the expiry of term hereby created for any reason whatsoever same in the manner provided in Clause 8(b) herein before mentioned the whole of the aforesaid deposit stipulated in the First Schedule hereto shall be forfeited to the Landlord as agreed liquidated damages without prejudice to the Landlord's might of action against the Tenant any antecedent breach of the Tenant's covenant herein obtained.

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IN WITNESS WHEREOF the parties hereto have hereunto set affixed their seals the day, month and year first above written.

GUAN KEE MACHINERY & EQUIPMENT (M) SDN. BHD. (515003-T)

Signed by the Landlord)
)

Guan Kee Machinery & Equipment (M) Sdn. Bhd.
(Co. Reg. No.:515003-T)

In the presence :-)
Name:)
NRIC:)

DATO' SRI DR. HOW KOK CHOONG
S.S.A.P, D.I.M.P, J.P.

Signed by the Tenant)
)

Agape Superior Living Sdn. Bhd.
(Co. Reg. No:624388-V)

In the presence :-)
Name:) Ong Chuey Huah
NRIC:) [redacted]

AGAPE SUPERIOR LIVING SDN BHD
(624388-V) (AJL 931478)
LOTS 1705-1708, LEVEL 17, TOWER 2, FABER TOWERS,
JALAN DESA BAHAGIA, TAMAN DESA,
58100 KUALA LUMPUR.
TEL: 03-27325716 / 03-27325717

FIRST SCHEDULE

(Schedule of Particulars)

Which to be read and construed as an essential part of this Agreement

Date of this Agreement:

Section		Particulars
1	**Landlord:** Name: Co.Reg.No: Address:	 **GUAN KEE MACHINERY & EQUIPMENT (M) SDN BHD** **515003-T** No. 1 & 3, Jalan Mutiara Emas 5/25 Taman Mount Austin 81100 Johor Bahru
2	**Tenant:** Name: Co.Reg.No: Address:	 **AGAPE SUPERIOR LIVING SDN BHD** **624388-V** Lot 1605-1606, Level 16, Tower 2, Faber Towers, Jalan Desa Bahagia, Taman Desa, 58100 Kuala Lumpur.
3	**Premises:** Address: Type:	 77,Jalan Molek 3/1, Taman Molek, 81100 Johor Bahru, Johor,Malaysia. Ground Floor of Three(3) Storey Shophouses
4	**Term:**	6 Months
5	**Commencement Date:**	1st Aug 2023
6	**Monthly Rental**	RM2,800.00
7	**Payment of Monthly Rental:**	On or before the 7th day of each month
8	**(a)Rental Deposit:** **(b)Utilities Deposit:**	RM4,800.00 Deposit to TNB & SAJ by said Tenant
9	**Purposes:**	Office Use Only
10	**The Option** **(a)** Further Term: **(b)** Rental:	 Six (6) Months RM3,000.00
11	**Duty Stamp & Disbursement:**	Borne Equally **Between** Landlord and Tenant

SECOND SCHEDULE
(SPECIAL CONDITIONS)

Which is to be read and constructed as an essential part of this Agreement

1. The tenant shall forward the electric and water bills receipt charged by TNB and SAJ that being paid to the Landlord on every month basic for filling purposes.

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